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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State of Incorporation or Organization)	23-6216339 (I.R.S. Employer Identification No.)

The Bellevue
200 S. Broad Street
Philadelphia, Pennsylvania 19102
(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates:	333-107902 (if applicable)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
11% Cumulative Non-Convertible Senior Preferred Shares (par value $.01 per share)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

(None)
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered

        The information required by this Item 1 is set forth under the caption "Description of PREIT Shares of Beneficial Interest—New 11% Preferred Shares" in the joint proxy statement/prospectus contained in Pennsylvania Real Estate Investment Trust's registration statement on Form S-4 (File No. 333-107902), which description is incorporated herein by reference.

Item 2. Exhibits

Exhibit No.	Description
1	Trust Agreement as Amended and Restated on December 16, 1997 (incorporated herein by reference to Exhibit 3.2 to Pennsylvania Real Estate Investment Trust's Current Report on Form 8-K dated December 16, 1997 and filed with the SEC on December 17, 1997)
2	Bylaws of Pennsylvania Real Estate Investment Trust (incorporated herein by reference to Exhibit 3.2 to Pennsylvania Real Estate Investment Trust's Annual Report on Form 10-K filed with the SEC on March 31, 2003)
3	Form of Designating Amendment to Trust Agreement Designating the Rights, Preferences, Privileges, Qualifications, Limitations and Restrictions of 11% Non-Convertible Senior Preferred Shares
4	Form of Amendment to Trust Agreement As Amended and Restated on December 16, 1997 relating to amendments to Paragraphs 2 and 8
5	Rights Agreement dated as of April 30, 1999 between Pennsylvania Real Estate Investment Trust and American Stock Transfer and Trust Company, as Rights Agent (incorporated herein by reference to Exhibit 1 to Pennsylvania Real Estate Investment Trust's Registration Statement on Form 8-A dated April 29, 1999 and filed with the SEC on May 3, 1999)

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
September 29, 2003	By:	/s/ JONATHAN B. WELLER Jonathan B. Weller President and Chief Operating Officer

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE